                                                                   Exhibit 99.12
                                              (Exhibit (a)(1)(K) to Schedule TO)

                       MEDIA SCIENCES INTERNATIONAL, INC.

          SUPPLEMENT TO THE OFFER OF CONVERSION AND CONSENT STATEMENT

       OFFER OF CONVERSION OF EACH SERIES A CONVERTIBLE PREFERRED SHARES
       INTO 10 COMMON SHARES, RATHER THAN AT THE CURRENT MAXIMUM
       CONVERSION RATE OF 1 PREFERRED FOR 5 COMMON SHARES, AND CONSENT
       TO AMEND CERTIFICATE OF DESIGNATION

This Supplement clarifies your withdrawal rights.

This Supplement amends the disclosures relating to withdrawal rights in the
Offer of Conversion and Consent Statement, dated as of November 24, 2003 (the
"November 24, 2003 Offer Statement") as follows:

1.   On page 3 of the November 24, 2003 Offer Statement, under the section entitled "Summary Term Sheet with Questions and Answers," the disclosure appearing under the heading "Withdrawal Rights" is amended by deleting those two sentences that read:

          You may withdraw your acceptance of the Offer of Conversion at any time prior to the expiration date. Additionally, you may withdraw your acceptance for a period of forty business days from the commencement of this Offer to the extent your shares have not yet been accepted.

     That disclosure is amended by inserting the following two sentences in place thereof:

           You may withdraw your tender of your preferred shares pursuant to the Offer of Conversion at any time during the period the Offer of Conversion remains open, and, you may withdraw your tender to the extent we have yet to accept your tendered shares within forty business days of the commencement of the Offer of
           Conversion.

2.   On page 14 of the November 24, 2003 Offer Statement, under the section entitled "The Offer of Conversion and Consent," the first paragraph appearing under the subheading "Withdrawal of Acceptance" is amended by deleting that paragraph that read:

           You may withdraw your tender at any time prior to the expiration date. Additionally, you may withdraw your tender for a period of forty business days from the commencement of this Offer of
           Conversion to the extent your shares have not yet been accepted.

     That disclosure is amended by inserting the following paragraph in place thereof:

            You may withdraw your tender of your preferred shares pursuant to the Offer of Conversion at any time during the period the Offer of Conversion remains open, and, you may withdraw your tender to the extent we have yet to accept your tendered shares within forty business days of the commencement of the Offer of
            Conversion.

                                          MEDIA SCIENCES INTERNATIONAL, INC.

Date:  December 1, 2003